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                                 EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Pacer International, Inc. of our report dated March 24, 2000 relating to the consolidated financial statements of Rail Van, Inc. as of December 31, 1999 and for the year then ended on page F-50 through page F-60 included in Pacer International, Inc.'s Registration Statement on Form S-1 (No. 333-52712) dated December 22, 2000.



                                             /s/ PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
December 22, 2000